SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant [  X  ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[   ]     Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[   ]     Definitive Proxy Statement
[ X ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or
     Sec. 240.14a-12


Federated Stock and Bond Fund, Inc.
(Name of Registrant as Specified In Its Charter)


Board of Directors of Federated Stock and Bond Fund, Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee  (Check the appropriate box):

[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[  ] $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5. Total fee paid:


[ X ]     Fee paid previously with preliminary proxy materials.






[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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     1)   Amount Previously Paid:
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                      FEDERATED STOCK AND BOND FUND, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 26, 1996

To Our Shareholders:

     A special meeting (the "Meeting") of the Shareholders of Federated Stock and Bond Fund, Inc. (the "Fund"), will be held on August 26, 1996, at 2:00 p.m.,
Eastern time, at the offices of the Fund, Federated Investors Tower, Pittsburgh,
PA 15222-3779, for the following purposes:

     (1)To approve or disapprove changing the Fund's fundamental investment policies and certain of the Fund's fundamental investment limitations to
        non-fundamental investment policies and non-fundamental investment limitations as described in the Proxy Statement; and

     (2)Other business.
     The Board of Directors has fixed June 24, 1996, as the record date for determination of shareholders entitled to vote at the meeting.

                                                By Order of the Directors


                    /s/ John W. McGonigle

                           John W. McGonigle
                                                       Secretary
July 10, 1996

                    SIGN, DATE AND RETURN THE ENCLOSED PROXY
                      PROMPTLY TO AVOID ADDITIONAL EXPENSE


    YOU CAN HELP THE FUND AVOID THE NECESSITY AND EXPENSE OF SENDING
FOLLOW-UP
LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU
ARE
UNABLE TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE
ENCLOSED
PROXY SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.






                      FEDERATED STOCK AND BOND FUND, INC.

                           FEDERATED INVESTORS TOWER
                           PITTSBURGH, PA 15222-3779

                                PROXY STATEMENT

     The enclosed Proxy Statement is solicited on behalf of the Board of Directors (the "Directors") of Federated Stock and Bond Fund, Inc. (the "Fund").
The proxies will be voted at the special meeting of shareholders of the Fund to be held on August 26, 1996, at 2:00 p.m. (Eastern time) at the offices of the
Fund, Federated Investors Tower, Pittsburgh, PA 15222-3779 (such special meeting and any adjournment or postponement thereof are referred to as the "Meeting").
The proxy is revocable at any time before it is voted by sending written notice of the revocation to the Fund or by appearing personally on August 26, 1996, at the Meeting. THE COST OF PREPARING AND MAILING THE NOTICE OF MEETING, THIS
PROXY
STATEMENT, PROXY CARD, AND ANY ADDITIONAL PROXY MATERIAL WILL BE BORNE BY
THE
FUND.

     Proxy solicitations will be made primarily by mail, but may also be made by telephone, telegraph, or personal interview conducted by certain officers or employees of the Fund or of Federated Shareholder Services Company (the Fund's transfer agent) or Federated Services Company (the Fund's administrator). In the event that a Shareholder signs and returns the proxy ballot but does not indicate a choice as to any of the items on the proxy ballot, the proxy attorneys will vote those shares in favor of such proposal(s).

     The purposes of the Meeting are set forth in the accompanying Notice of
Special Meeting of Shareholders. The Directors know of no business other than that mentioned in the Notice that will be presented for consideration at the
Meeting. Should other business properly be brought before the Meeting, proxies will be voted in accordance with the best judgment of the persons named as proxies. This Proxy Statement and the enclosed proxy card are expected to be mailed on or about July 10, 1996 to shareholders of record at the close of business on June 24, 1996 (the "Record Date").

         Only shareholders of record on the Record Date will be entitled to vote at the Meeting. On the Record Date, 7,610,346.781 shares of the Fund were outstanding and entitled to vote at the Meeting.


    Each share of the Fund is entitled to one vote, and fractional shares are entitled to proportionate shares of one vote. At the close of business on June
24, 1996, the following persons owned, to the knowledge of management, 5% or more of the outstanding shares of the Fund: NationsBank, as trustee for ALLTEL
Corp. Thrift Plan, San Francisco, CA, owned approximately 999,205.303 shares
(13.13%). As of the same date, the officers and Directors of the Fund as a group owned 98,140.271 (1.29%) of the outstanding shares of the Fund.


         For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast, at the Meeting. Under the
Fund's Articles of Incorporation, the vote required will be determined with reference to a percentage of votes cast at the Meeting. Under the Investment
Company Act of 1940 (the "1940 Act"), the affirmative vote necessary to approve other matters may be determined with reference to a percentage of votes present at the Meeting, which would have the effect of treating abstentions and non-votes as if they were votes against the proposal.

     Approval by the Fund's Shareholders of the proposal to change the Fund's fundamental investment policies and certain of the Fund's fundamental investment limitations to non-fundamental investment policies and non-fundamental investment limitations ("Proposal 1") requires the affirmative "vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund. Under the 1940 Act, this means that to be approved, the Proposal must receive the affirmative vote of the lesser of (a) 67% of the shares of the Fund
(all classes voting together) present at this Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund.

         The Fund will furnish, without charge, a copy of the annual report and most recent semi-annual report succeeding the annual report, if any, to any Shareholder of record of the Fund upon request. To request an annual and/or semi-annual report, call 1-800-341-7400.


     IT IS ESSENTIAL THAT SHAREHOLDERS COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD.

     In order that your shares may be represented at the Meeting, you are requested to:

       indicate your instructions on the enclosed proxy card;

       date and sign the proxy card;

       mail the proxy card promptly in the enclosed envelope, which requires no postage if mailed in the United States; and allow sufficient time for the proxy card to be received by 2:00 p.m.
on
       August 26, 1996.


PROPOSAL 1: TO APPROVE OR DISAPPROVE CHANGING THE FUND'S FUNDAMENTAL
INVESTMENT
    POLICIES AND CERTAIN OF THE FUND'S FUNDAMENTAL INVESTMENT LIMITATIONS
TO
                    NON-FUNDAMENTAL INVESTMENT POLICIES AND
                     NON-FUNDAMENTAL INVESTMENT LIMITATIONS

                            ------------------------

                                  INTRODUCTION

         When the Fund was incorporated under the laws of the State of Maryland on
October 31, 1934, its investment objective, policies, and limitations were designated as fundamental (i.e., they may not be changed without Shareholder approval). The purpose of this Meeting of Shareholders is to consider the approval or disapproval of Proposal 1 which would have the effect of changing the Fund's fundamental investment policies and certain of the Fund's fundamental investment limitations to non-fundamental investment policies and non-fundamental investment limitations.

     On April 2, 1996, the Fund's Board of Directors (the "Directors") voted to recommend to Shareholders the approval of Proposal 1. In addition to changing the Fund's fundamental investment policies and certain of the Fund's fundamental investment limitations to non-fundamental investment policies and non-fundamental investment limitations (i.e., to investment policies and limitations that may be changed without Shareholder approval), Shareholder approval of Proposal 1 would also authorize the Directors to implement certain revisions to the investment policies pertaining primarily to the fixed-income portion of the Fund's portfolio. (Please see "Proposed Amendments to Investment
Policies" below).

         The Directors recommend that Shareholders of the Fund vote to approve this
Proposal 1. The Directors believe that adopting Proposal 1 will be advantageous to the Fund's Shareholders in several respects. Please see "Summary" on page 21 of this Proxy Statement.


                   PROPOSED AMENDMENTS TO INVESTMENT POLICIES

     On April 2, 1996, the Directors approved, contingent upon Shareholder approval of Proposal 1, several revisions to the Fund's investment policies. These revisions, which the Directors believe will be beneficial
     to the Shareholders of the Fund, pertain primarily to the fixed-income portion of the Fund's portfolio. These revisions will not prevent the
Fund
     from continuing to invest in the same fixed-income securities that are permitted by its current investment policies; the revisions authorized by
     Shareholder approval of Proposal 1 would, however, affect the proportions or investment ratings of some of these investments. The revisions authorized by Shareholder approval of Proposal 1 would also expand the Fund's current list of acceptable investments to include additional types
     of securities that the Directors believe will enhance the Fund's ability to pursue its investment objectives. The approval by Shareholders of Proposal
     1 will authorize the Directors to implement these changes. These changes will only be implemented if the Shareholders of the Fund approve
Proposal
     1. Please see "Investment Policies" below for a discussion of the revisions that would take effect upon Shareholder approval of Proposal 1. This discussion also describes the anticipated benefits and potential risks of
     these changes.


                              INVESTMENT POLICIES

     The Fund's investment objectives are to provide relative safety of capital with the possibility of long-term growth of capital and income. Consideration is also given to current income. The Fund invests primarily in a diversified portfolio of common stocks, bonds, convertible securities, and preferred stocks which provide characteristics of stability and relative safety, and marketable securities issued or guaranteed by the U.S. government, its agencies or instrumentalities.

     All of the Fund's investment policies are currently fundamental, (i.e., they cannot be changed without the approval of the Fund's Shareholders). At a meeting on April 2, 1996, the Directors of the Fund voted to recommend to Shareholders the approval of a measure, known as Proposal 1, that would change all of the Fund's investment policies to non-fundamental policies, (i.e., to policies which may be changed without Shareholder approval). The Directors believe that Shareholder approval of Proposal 1 would provide the Fund with the necessary flexibility to remain competitive in and become more responsive to changing market environments. The ability of the Directors to revise the Fund's investment policies without Shareholder approval should avoid Fund expenses when
Shareholder meetings would otherwise need to be held to effect such changes whenever the Directors determine that changing an investment policy of the Fund would enhance the Fund's ability to pursue its investment objectives.

                   PROPOSED AMENDMENTS TO INVESTMENT POLICIES

         Pending Shareholder approval of Proposal 1, the Directors have approved the implementation of certain non-fundamental investment policies that pertain primarily to the fixed-income portion of the Fund's portfolio. The Directors believe that these changes to the Fund's investment policies will be beneficial to Shareholders in several respects. These revisions are as follows:


           Although the Fund would continue to invest in both domestically-issued and foreign-issued corporate debt obligations, the Fund would have the ability invest beyond its current 5% limit in non-ADR foreign securities.
       Please see "Foreign Securities and Investment Risks" for a definition of
       ADRs.) This would provide the Fund with greater flexibility with respect to weighting its assets in domestic and foreign markets. The Fund would be able to re-allocate its assets within the domestic and foreign markets as market conditions dictate. Please see "Foreign Securities and Investment Risks," "Foreign Currency Exchange Contracts," "Foreign Currency Options," and "Special Risks Associated with Foreign
Currency
       Options" below under the main heading entitled "Foreign Investments" for a discussion of these types of investments and related risks.


       The bonds in which the Fund currently invests are investment grade. (Investment grade securities are generally described as securities that
       are rated in one of the top four rating categories by a nationally recognized statistical rating organization ("NRSRO"), such as
Moody's
       Investors Service, Inc. ("Moody's), Standard & Poor's Ratings Group ("S&P"), or Fitch Investors Service, Inc. ("Fitch") or that are unrated
       but determined by the Fund's investment adviser to be of comparable quality). The Directors have approved, pending Shareholder approval of
       Proposal 1, the Fund's ability to invest up to, but not including, 35% of its assets in below investment grade, high yield (i.e., "junk") bonds.
       The Directors believe


     that this type of investment may improve the Fund's performance by contributing a higher total return to the bond portion of the Fund's portfolio. Please see "Corporate Bonds and Investment Risks" below under
       the main heading entitled "Fixed Income Investments" for a detailed description of this type of investment and related risks.


     In addition, pending Shareholder approval of Proposal 1, the Directors have approved the Fund's ability to invest in asset-backed and mortgage-backed securities, time and savings deposits, bankers' acceptances, zero coupon bonds, and taxable municipal debt obligations.
       See the sections entitled "Mortgage-Backed Securities," "Asset-
Backed
       Securities," "Non-Mortgage Related Asset-Backed Securities,"
"Mortgage
       Related Asset-Backed Securities," "Collateralized Mortgage
Obligations,"
       "Adjustable-Rate Mortgage-Backed Securities," "Real Estate
Investment
       Mortgage Conduits," "Resets of Interest," "Caps and Floors,"
"Derivative
       Contracts and Securities," "Bank Instruments," "Zero Coupon
Convertible
       Securities," and "Municipal Securities," below under the main heading entitled "Fixed Income Investments" for additional information regarding these types of investments and related risks.


       Pending Shareholder approval of Proposal 1, the Fund may also attempt to hedge all or a portion of its assets against decreases in value by investing in options on its portfolio securities and options on financial
       futures. Financial futures may include index futures. The Fund may also write covered call options on securities held in its portfolio in an attempt to generate income. See the sections entitled "Put and Call Options" and "Derivative Contracts and Securities" below for a detailed
       description of these types of investments and related risks.

         The Directors believe that the types of investments described above will enhance the Fund's ability to diversify its portfolio holdings while attempting to give the bond portion of the Fund a higher total return, and minimize the market volatility of the Fund's portfolio relative to bond indices. Because significantly different asset classes are not as likely to go up and down in price together, these changes should result in the Fund's net asset value, on average, being somewhat less volatile than the new individual component asset classes that would comprise the Fund's portfolio. The Directors believe that the additional diversification provided by these types of investments, the anticipated effect that these revisions will have on the Fund's total return and overall performance, as well as the ability to make market calls, outweigh the additional credit and currency risks that these changes entail. These changes, however, will not ensure that these anticipated benefits will occur.


     Subsequent to Shareholder approval of Proposal 1, as a matter of continuing non-fundamental investment policy, the Fund would continue to invest, under normal circumstances, at least 65% of its total assets in stocks and bonds. The
Directors have not approved, nor are Shareholders being asked to authorize, any revisions to the investment policies pertaining to the domestic equity portion of the Fund's portfolio. Shareholder approval of Proposal 1 would only result in the changes noted above; not all of the Fund's investment policies pertaining to the fixed-income securities would be revised as a result of Shareholder approval of this Proposal.


     The following is a comprehensive list of the Fund's permissible investments as they would appear subsequent to Shareholder approval of Proposal 1. These investments would include:

       domestic and foreign common stocks;

    domestic or foreign corporate debt obligations;


       obligations of the United States;

       notes, bonds, and discount notes of U.S. government agencies or instrumentalities, such as Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Farm Credit System (including the National Bank for Cooperatives, Farm
Credit
       Banks, and Banks for Cooperatives), Tennessee Valley Authority, Export-Import Bank of the United States, Commodity Credit
Corporation,
       Federal Financing Bank, Student Loan Marketing Association, Federal
Home
       Loan Mortgage Corporation, or National Credit Union Administration; taxable municipal debt obligations (as a matter of operating policy, the
       lowest rated municipal debt obligations in which the Fund will invest will be rated BBB or better by an NRSRO, or which are of comparable quality in the judgment of the Fund's investment adviser);

       asset-backed securities;

       commercial paper that matures in 270 days or less and is rated A-1 or A-2
       by S&P, P-1 or P-2 by Moody's, or F-1 or F-2 by Fitch;

       time and savings deposits (including certificates of deposit) in commercial or savings banks whose accounts are insured by the Bank Insurance Fund ("BIF"), or in institutions whose accounts are insured by
       the Savings Association Insurance Fund ("SAIF"), including certificates of deposit issued by, and other time deposits in, foreign branches of
       BIF-insured banks which, if negotiable, mature in six months or less or if not negotiable, either mature in ninety days or less, or may be withdrawn upon notice not exceeding ninety days;

       bankers' acceptances issued by a BIF-insured bank, or issued by the bank's Edge Act subsidiary and guaranteed by the bank, with remaining
       maturities of nine months or less. The total acceptances of any bank held by the Fund cannot exceed 0.25% of such bank's total deposits according to the bank's last published statement of condition preceding the date of acceptance;

       preferred stock and other equity-related securities which generally have bond-like attributes, including zero coupon and/or convertible securities;

       other securities which are deemed by the Fund's investment adviser to be consistent with the Fund's investment objective; and

       repurchase agreements collateralized by acceptable investments.

     All of the Fund's investment policies would be non-fundamental following
Shareholder approval of Proposal 1. Shareholders would be notified before any future material changes to these investment policies would take effect.


     The following is a description of the characteristics and related risks of the permissible investments identified above. Although Shareholder approval of
Proposal 1 would not result in revisions to all of the securities in which the
Fund may invest, the policies pertaining to these types of investments are also listed below in order to provide Shareholders with a complete description of the
Fund's portfolio subsequent to Shareholder approval of Proposal 1. Changes to former policies authorized by Shareholder approval of Proposal 1 have been noted.

                               EQUITY INVESTMENTS

     COMMON STOCKS. The Fund would continue to invest in common stocks. The common stocks in which the Fund invests are selected by the Fund's investment adviser on the basis of traditional research techniques, including assessment of earnings and dividend growth, prospects and the risk and volatility of the company's industry. However, other factors, such as product position, market share, or profitability, will also be considered by the Fund's investment adviser. Please also note the section entitled "Foreign Investments."

                            FIXED INCOME INVESTMENTS

         CORPORATE DEBT OBLIGATIONS AND INVESTMENT RISKS. Although the corporate debt obligations in which the Fund will primarily invest are rated as investment grade by an NRSRO, or of comparable quality in the judgment of the Fund's investment adviser, the Fund may invest, as a result of Shareholder approval of
Proposal 1, in corporate debt obligations that are not investment grade bonds, but are rated below BBB by an NRSRO (i.e., "junk bonds"). However, under normal circumstances, the Fund will not invest 35% or more of its net assets in non-investment grade securities. Corporate debt obligations that are not determined to be investment grade are high-yield, high-risk bonds, typically subject to greater market fluctuations and greater risk of loss of income and principal due to an issuer's default. To a greater extent than investment grade bonds, lower rated bonds tend to reflect short-term corporate, economic, and market developments, as well as investor perceptions of the issuer's credit quality. In addition, lower rated bonds may be more difficult to dispose of or to value than higher rated, lower-yielding bonds. Bonds rated "BBB" by S&P or
Fitch, or "Baa" by Moody's, have speculative characteristics. Changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than higher rated bonds.

     The prices of fixed income securities generally fluctuate inversely to the direction of interest rates.

     Subsequent to Shareholder approval of Proposal 1, the high yield portion of the Fund's portfolio would be managed by Mark Durbiano. Mr. Durbiano joined Federated Investors in 1982 and has been a Senior Vice President of the Fund's investment adviser since January 1996. From 1989 through 1995, Mr. Durbiano was a Vice President of the Fund's investment adviser.
Mr. Durbiano is a Chartered Financial Analyst and received his M.B.A. in Finance from the University of Pittsburgh.


     The Fund's investment adviser believes that the risks of investing in lower-rated securities can be reduced. The professional portfolio management techniques that would be used by the Fund to attempt to reduce these risks include:

     CREDIT RESEARCH. The Fund's investment adviser would perform its own credit analysis in addition to using nationally recognized statistical rating organizations and other sources, including discussions with the issuer's
     management, the judgment of other investment analysts, and its own informed judgment. The Fund's investment adviser's credit analysis will consider the issuer's financial soundness, its responsiveness to changes in interest rates and business conditions, and its anticipated cash flow, interest or dividend coverage and earnings. In evaluating an issuer, the Fund's investment adviser places special emphasis on the estimated current value
     of the issuer's assets rather than historical costs.

     DIVERSIFICATION. The Fund would invest in securities of many different issuers and economic sectors to reduce portfolio risk.

     ECONOMIC ANALYSIS. The Fund's investment adviser will analyze current developments and trends in the economy and in the financial markets.
When
     investing in lower-rated securities, timing and selection are critical, and analysis of the business cycle can be important.

     U.S. GOVERNMENT OBLIGATIONS. The U.S. government obligations in which the
Fund will continue to invest are either issued or guaranteed by the U.S. government, its agencies, or instrumentalities. These securities include, but are not limited to:

       direct obligations of the U.S. Treasury, such as U.S. Treasury bills, notes, and bonds; and

       notes, bonds, and discount notes of U.S. government agencies or instrumentalities, such as the Federal Farm Credit System (including the
       National Bank for Cooperatives, Farm Credit Banks, and Banks for Cooperatives), Federal Home Loan Banks System, Federal National
Mortgage
       Association, Government National Mortgage Association, Student Loan Marketing Association, and Federal Home Loan Mortgage Corporation.

     Some obligations issued or guaranteed by agencies or instrumentalities of
the U.S. government, such as Government National Mortgage Association participation certificates, are backed by the full faith and credit of the U.S.
Treasury. No assurances can be given that the U.S. government will provide financial support to other agencies or instrumentalities, since it is not obligated to do so. These agencies and instrumentalities are supported by:
       the issuer's right to borrow an amount limited to a specific line of credit from the U.S. Treasury;

       discretionary authority of the U.S. government to purchase certain obligations of an agency or instrumentality; or

       the credit of the agency or instrumentality.

     MUNICIPAL SECURITIES. The municipal securities in which the Fund may invest as a result of Shareholder approval of Proposal 1 are generally issued to finance public works such as airports, bridges, highways, housing, hospitals, mass transportation projects, schools, streets, and water and sewer works. They are also issued to repay outstanding obligations, to raise funds for general operating expenses, and to make loans to other public institutions and facilities. The municipal securities in which the Fund may invest as a result of Shareholder approval of Proposal 1 also include industrial development bonds issued by or on behalf of public authorities to provide financing aid to acquire sites or construct and equip facilities for privately or publicly owned corporations. The availability of this financing encourages these corporations to locate within the sponsoring communities and thereby increases local employment.

     ASSET-BACKED SECURITIES. The asset-backed securities in which the Fund may invest as a result of Shareholder approval of Proposal 1 are created by the grouping of certain governmental, government related and private loans, receivables and other lender assets, including vehicle installment purchase obligations and credit card receivables, into pools. Interests in these pools are sold as individual securities and are not backed or guaranteed by the U.S.
government and may not be secured. Payments from the asset pools may be divided into several different tranches of debt securities, with some tranches entitled to receive regular installments of principal and interest, other tranches entitled to receive regular installments of interest, with principal payable at maturity or upon specified call dates, and other tranches only entitled to receive payments of principal and accrued interest at maturity or upon specified call dates. Different tranches of securities will bear different interest rates, which may be fixed or floating.

     Because the loans held in the asset pool often may be prepaid without penalty or premium, asset-backed securities are generally subject to higher prepayment risks than most other types of debt instruments. Prepayment risks on mortgage securities tend to increase during periods of declining mortgage interest rates, because many borrowers refinance their mortgages to take advantage of the more favorable rates. Depending upon market conditions, the yield that the Fund receives from the reinvestment of such prepayments, or any scheduled principal payments, may be lower than the yield on the original mortgage security. As a consequence, mortgage securities may be a less effective means of "locking in" interest rates than other types of debt securities having the same stated maturity and may also have less potential for capital appreciation. For certain types of asset pools, such as collateralized mortgage obligations, prepayments may be allocated to one tranch of securities ahead of other tranches, in order to reduce the risk of prepayment for the other tranches.

     Prepayments may result in a capital loss to the Fund to the extent that the prepaid mortgage securities were purchased at a market premium over their stated amount. Conversely, the prepayment of mortgage securities purchased at a market discount from their stated principal amount will accelerate the recognition of interest income by the Fund, which would be taxed as ordinary income when distributed to the shareholders.

     The credit characteristics of asset-backed securities also differ in a number of respects from those of traditional debt securities. The credit quality of most asset-backed securities depends primarily upon the credit quality of the assets underlying such securities, how well the entity issuing the securities is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit enhancement to such securities.
     NON-MORTGAGE RELATED ASSET-BACKED SECURITIES. The non-mortgage related asset-backed securities in which the Fund may invest as a result of Shareholder approval of Proposal 1 include, but are not limited to, interests in pools of receivables, such as credit card and accounts receivable and motor vehicle and other installment purchase obligations and leases. These securities may be in the form of pass-through instruments or asset-backed obligations. The securities, all of which are issued by non-governmental entities and carry no direct or indirect government guarantee, are structurally similar to collateralized mortgage obligations and mortgage pass-through securities, which are described below.

     MORTGAGE RELATED ASSET-BACKED SECURITIES. As a result of Shareholder approval of Proposal 1, the Fund may also invest in various mortgage related asset-backed securities. These types of investments may include adjustable rate mortgage securities, collateralized mortgage obligations, real estate mortgage investment conduits, or other securities collateralized by or representing an interest in real estate mortgages (collectively, "mortgage securities"). Many mortgage securities are issued or guaranteed by government agencies.

     ADJUSTABLE RATE MORTGAGE SECURITIES ("ARMS"). The ARMs in which the Fund may invest as a result of Shareholder approval of Proposal 1 are pass-through mortgage securities representing interests in adjustable rather than fixed interest rate mortgages. They are issued by the Government National Mortgage
Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), and the Federal Home Loan Mortgage Corporation ("FHLMC") and are actively traded.
The underlying mortgages which collateralize ARMs issued by GNMA are fully guaranteed by the Federal Housing Administration ("FHA") or Veterans Administration ("VA"), while those collateralizing ARMs issued by FHLMC or FNMA are typically conventional residential mortgages conforming to strict underwriting size and maturity constraints.

     COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"). The CMOs in which the Fund may invest as a result of Shareholder approval of Proposal 1 are bonds issued by single-purpose, stand-alone finance subsidiaries or trusts of financial institutions, government agencies, investment bankers, or companies related to the construction industry. CMOs that may be purchased by the Fund as a result of
Shareholder approval of Proposal 1 may be:

       collateralized by pools of mortgages in which each mortgage is guaranteed as to payment of principal and interest by an agency or instrumentality of the U.S. government;
       collateralized by pools of mortgages in which payment of principal and interest is guaranteed by the issuer and such guarantee is collateralized by U.S. government securities; or

       securities in which the proceeds of the issuance are invested in mortgage securities and payment of the principal and interest is supported by the credit of an agency or instrumentality of the U.S. government.

     All CMOs that would be purchased by the Fund are investment grade, as rated by a NRSRO.

     REAL ESTATE MORTGAGE INVESTMENT CONDUITS ("REMICS"). The REMICs in which the Fund may invest as a result of Shareholder approval of Proposal 1 are offerings of multiple class real estate mortgage-backed securities which qualify and elect treatment as such under provisions of the Internal Revenue Code (the
"Code"). Issuers of REMICs may take several forms, such as trusts,


partnerships, corporations, associations, or segregated pools of mortgages.
Once
REMIC status is elected and obtained, the entity is not subject to federal income taxation. Instead, income is passed through the entity and is taxed to the person or persons who hold interests in the REMIC. A REMIC interest must consist of one or more classes of "regular interests," some of which may offer adjustable rates of interest, and a single class of "residual interests." To qualify as a REMIC, substantially all the assets of the entity must be in assets directly or indirectly secured principally by real property.

              ADDITIONAL CHARACTERISTICS OF ARMS, CMOS, AND REMICS

     RESETS OF INTEREST. The interest rates paid on the ARMs, CMOs, and REMICs in which the Fund may invest as a result of Shareholder approval of Proposal 1 generally are readjusted at intervals of one year or less to an
     increment over some predetermined interest rate index. There are two main categories of indices: those based on U.S. Treasury securities and those derived from a calculated measure, such as a cost of funds index or a moving average of mortgage rates. Commonly utilized indices include the
     one-year and five-year constant maturity Treasury Note rates, the three-month Treasury Bill rate, the 180-day Treasury Bill rate, rates on
     longer-term Treasury securities, the National Median Cost of Funds, the one-month or three-month London Interbank Offered Rate (LIBOR), the prime rate of a specific bank, or commercial paper rates. Some indices, such as the one-year constant maturity Treasury Note rate, closely mirror changes in market interest rate levels. Others tend to lag changes in market rate levels and tend to be somewhat less volatile.

     To the extent that the adjusted interest rate on the mortgage security reflects current market rates, the market value of an adjustable rate mortgage security will tend to be less sensitive to interest rate changes
     than a fixed rate debt security of the same stated maturity. Hence, adjustable rate mortgage securities which use indices that lag changes in
     market rates should experience greater price volatility than adjustable rate mortgage securities that closely mirror the market. Certain residual interest tranches of CMOs may have adjustable interest rates that deviate significantly from prevailing market rates, even after the interest rate is reset, and are subject to correspondingly increased price volatility.
In
     the event the Fund purchases such residual interest mortgage securities, it will factor in the increased interest and price volatility of such securities when determining its dollar-weighted average duration.

     CAPS AND FLOORS. The underlying mortgages which collateralize the ARMs,
     CMOs, and REMICs in which the Fund may invest as a result of Shareholder approval of Proposal 1 will frequently have caps and floors which limit the maximum amount by which the loan rate to the residential borrower may change up or down: (1) per reset or adjustment interval; and (2) over the
     life of the loan. Some residential mortgage loans restrict periodic adjustments by limiting changes in the borrower's monthly principal
and
     interest payments rather than limiting interest rate changes.

     These payment caps may result in negative amortization. The value of mortgage securities in which the Fund invests may be affected if market
     interest rates rise or fall faster and farther than the allowable caps or floors on the underlying residential mortgage loans. Additionally,


     even though the interest rates on the underlying residential mortgages are adjustable, amortization and prepayments may occur, thereby causing the effective maturities of the mortgage securities in which the Fund invests to be shorter than the maturities stated in the underlying mortgages.

     ZERO COUPON CONVERTIBLE SECURITIES. The zero coupon convertible securities in which the Fund may invest as a result Shareholder approval of Proposal 1 are debt securities which are issued at a discount to their face amount and do not entitle the holder to any periodic payments of interest prior to maturity. Rather, interest earned on zero coupon convertible securities accretes at a stated yield until the security reaches its face amount at maturity. Zero coupon convertible securities are convertible into a specific number of shares of the issuer's common stock. In addition, zero coupon convertible securities usually have put features that provide the holder with the opportunity to sell the bonds back to the issuer at a stated price before maturity. Generally, the prices of zero coupon convertible securities may be more sensitive to market interest rate fluctuations than conventional convertible securities.

     Federal income tax law requires the holder of a zero coupon convertible security to recognize income with respect to the security prior to the receipt of cash payments. To maintain its qualification as a regulated investment company and avoid liability of federal income taxes, the Fund will be required to distribute income accrued with respect to zero coupon convertible securities which it owns, and may have to sell portfolio securities (perhaps at disadvantageous times) in order to generate cash to satisfy these distribution requirements.

     RESTRICTED AND ILLIQUID SECURITIES. Subsequent to Shareholder approval of
Proposal 1, the Fund intends to continue investing in restricted securities in the same proportions as is currently permitted. Restricted securities are any securities in which the Fund may otherwise invest pursuant to its investment objective and policies, but which are subject to restriction on resale under federal securities law. The Fund will continue to limit investments in illiquid securities, including certain restricted securities determined by the Directors of the Fund to be illiquid, non-negotiable time deposits, unlisted options, and repurchase agreements providing for settlement in more than seven days after notice, to 15% of its net assets.

     The Fund may continue to invest in commercial paper issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. The Fund believes that Section 4(2) commercial paper, and possibly certain other restricted securities which meet the criteria for liquidity established by the Directors, are quite liquid. The Fund intends, therefore, to treat the restricted securities which meet the criteria for liquidity established by the Directors, including Section 4(2) commercial paper, as determined by the Fund's investment adviser, as liquid and not subject to the investment limitations applicable to illiquid securities.

     INVESTING IN SECURITIES OF OTHER INVESTMENT COMPANIES. Subsequent to Shareholder approval of Proposal 1, the Fund may continue to invest in the securities of other investment companies. As is currently the case, the Fund would not own more than 3% of the total outstanding voting stock of any investment company, invest more than 5% of its total assets in any one investment company, or invest more than 10% of its total assets in investment companies in general.


                              FOREIGN INVESTMENTS

     FOREIGN SECURITIES AND INVESTMENT RISKS. Subsequent to Shareholder approval of Proposal 1, the Fund may continue to invest in American Depositary Receipts
("ADRs"), and may, as a result of Shareholder approval of Proposal 1, invest more than 5% of its assets in non-ADR foreign securities.

     Investments in foreign securities, particularly those of non-governmental issuers, involve considerations which are not ordinarily associated with investments in domestic issuers. These considerations include the possibility of expropriation, the unavailability of financial information or the difficulty of interpreting financial information prepared under foreign accounting standards, less liquidity and more volatility in foreign securities markets, the impact of political, social, or diplomatic developments, and the difficulty of assessing economic trends in foreign countries. It may also be more difficult to enforce contractual obligations abroad than would be the case in the United States because of differences in the legal systems. Transaction costs in foreign securities may be higher. The Fund's adviser would consider these and other factors before investing in foreign securities and would not make such investments unless, in its opinion, such investments would meet the Fund's standards and objectives.

         With respect to foreign governmental securities, the Fund would reserve the right to invest up to 25% of its total assets in fixed income securities of foreign governmental units located within an individual foreign nation and to purchase or sell various currencies on either a spot or forward basis in connection with investments. This would enable the Fund to concentrate its investments in the securities of a foreign government which would have the effect of magnifying some of the investment risks described above.


FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS

     The Fund may, as a result of Shareholder approval of Proposal 1, enter into forward foreign currency exchange contracts in order to protect itself against a possible loss resulting from an adverse change in the relationship between the
U.S. dollar and a foreign currency involved in an underlying transaction. However, forward foreign currency exchange contracts may limit potential gains which could result from a positive change in such currency relationships. The
Fund's investment adviser believes that it is important to have the flexibility to enter into forward foreign currency exchange contracts whenever it determines that it is in the Fund's best interest to do so. The Fund would not speculate in foreign currency exchange.

     There would be no limitation as to the percentage of the Fund's assets that may be committed to such contracts.

     The Fund does not intend to enter into forward foreign currency exchange contracts or maintain a net exposure in such contracts when the Fund would be obligated to deliver an amount of foreign currency in excess of the value of the
Fund's portfolio securities or other assets denominated in that currency or, in the case of a "cross-hedge" denominated in a currency or currencies that the
Fund's investment adviser believes will tend to be closely correlated with the currency with regard to price movements. Generally, the Fund does not intend to enter into a forward foreign currency exchange contract with a term longer than one year.


FOREIGN CURRENCY OPTIONS

     As a result of Shareholder approval of Proposal 1, the Fund may purchase foreign currency options. A foreign currency option provides the option buyer with the right to buy or sell a stated amount of foreign currency at the exercise price on a specified date or during the option period. The owner of a call option has the right, but not the obligation, to buy the currency. Conversely, the owner of a put option has the right, but not the obligation to sell the currency.

     When the option is exercised, the seller (i.e., writer) of the option is obligated to fulfill the terms of the sold option. However, either the seller or the buyer may, in the secondary market, close its position during the option period at any time prior to expiration. A call option on foreign currency generally rises in value if the underlying currency appreciates in value, and a put option on foreign currency generally falls in value if the underlying currency depreciates in value. Although purchasing a foreign currency option can protect the Fund against an adverse movement in the value of a foreign currency, the option will not limit the movement in the value of such currency. For example, if the Fund were holding securities denominated in a foreign currency that was appreciating and had purchased a foreign currency put to hedge against a decline in the value of the currency, the Fund would not have to exercise its put option. Likewise, if the Fund were to enter into a contract to purchase a security denominated in foreign currency and, in conjunction with that purchase, were to purchase a foreign currency call option to hedge against a rise in value of the currency, and if the value of the currency instead depreciated between the date of purchase and the settlement date, the Fund would not have to exercise its call. Instead, the Fund could acquire, in the spot market, the amount of foreign currency needed for settlement.

     SPECIAL RISKS ASSOCIATED WITH FOREIGN CURRENCY OPTIONS

     Buyers and sellers of foreign currency options are subject to the same risks that apply to options generally.

     In addition, there are certain additional risks associated with foreign currency options. The markets in foreign currency options are relatively new, and the Fund's ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. Although the Fund will not purchase or write such options unless and until,
     in the opinion of the Fund's investment adviser, the market for them has developed sufficiently to ensure that the risks in connection with such options are not greater than the risks in connection with the underlying currency, there can be no assurance that a liquid secondary market will exist for a particular option at any specific time.
     In addition, options on foreign currencies are affected by all of those factors that influence foreign exchange rates and investments generally.

     The value of a foreign currency option depends upon the value of the underlying currency relative to the U.S. dollar. As a result, the price of
     the option position may vary with changes in the value of either or both currencies and may have no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the
     interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market


     (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for
     round lots.

     There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through
     dealers or other market sources be firm or revised on a timely basis.

     Available quotation information is generally representative of very large transactions in the interbank market and thus may not reflect relatively smaller transactions (i.e. less than
     $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that
     the U.S. option markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that cannot be reflected in the options markets until they reopen.

                             SHORT-TERM INVESTMENTS

     TEMPORARY INVESTMENTS. Subsequent to Shareholder approval of Proposal
1,
the Fund may continue to invest temporarily in cash and cash items during times of unusual market conditions for defensive purposes and to maintain liquidity.

     BANK INSTRUMENTS. Subsequent to Shareholder approval of Proposal 1, the
Fund would have the ability to invest in bank instruments either issued by an institution having capital, surplus and undivided profits over $100 million or insured by BIF or SAIF. Bank instruments may include Eurodollar Certificates of
Deposit ("ECDs"), Yankee Certificates of Deposit ("Yankee CDs") and
Eurodollar
Time Deposits ("ETDs"). Due to the fact that institutions issuing such instruments are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as the reserve requirements, loan limitations, examination, accounting, auditing, recordkeeping, and the public availability of information, these investments may present additional risks to investors.

                             INVESTMENT TECHNIQUES

     REPURCHASE AGREEMENTS. Subsequent to Shareholder approval of Proposal
1,
the Fund would continue to invest in repurchase agreements. These are arrangements in which banks, broker/dealers, and other recognized financial institutions sell U.S. government securities or certificates of deposit to the
Fund and agree at the time of sale to repurchase them at a mutually agreed upon time and price.

     REVERSE REPURCHASE AGREEMENTS. Subsequent to Shareholder approval of Proposal 1, the Fund may also continue to enter into reverse repurchase agreements. These transactions are similar to borrowing cash. In a reverse repurchase agreement the Fund transfers possession of a portfolio instrument to another person, such as a financial institution, broker, or dealer, in return for a percentage of the instrument's market value in cash, and agrees that on a stipulated date in the future the Fund will repurchase the portfolio instrument by remitting the original consideration plus interest at an agreed upon rate.


     WHEN-ISSUED OR DELAYED DELIVERY TRANSACTIONS. Subsequent to
Shareholder
approval of Proposal 1, the Fund may continue to purchase securities on a when-issued or delayed delivery basis. These transactions are arrangements in which the Fund purchases securities with payment and delivery scheduled for a future time.

     The Fund may dispose of a commitment prior to settlement if the Fund's investment adviser deems it appropriate to do so. In addition, the Fund may enter in transactions to sell its purchase commitments to third parties at current market values and simultaneously acquire other commitments to purchase similar securities at later dates. The Fund may realize short-term profits or losses upon the sale of such commitments.

     LENDING OF PORTFOLIO SECURITIES. Subsequent to Shareholder approval of Proposal 1, in order to generate additional income, the Fund may continue to lend portfolio securities on a short-term or long-term basis up to one-third of the value of its total assets to broker/dealers, banks, or other institutional borrowers of securities. The Fund will only enter into loan arrangements with broker/dealers, banks, or other institutions which the Fund's investment adviser has determined are creditworthy under guidelines established by the Directors and will receive collateral in the form of cash or U.S. government securities equal to at least 100% of the value of the securities loaned.

                              PUT AND CALL OPTIONS

     As a result of Shareholder approval of Proposal 1, the Fund may purchase put options on financial futures contracts, purchase put options on portfolio securities, and write covered call options on portfolio securities. Financial futures may include index futures.

     OVER-THE-COUNTER PUT OPTIONS

     The Fund would generally purchase over-the-counter put options on portfolio securities in negotiated transactions with the writers of the options since options on the portfolio securities held by the Fund are typically not traded on an exchange. The Fund would purchase options only from investment
     dealers and other financial associations (such as commercial banks or savings and loan institutions) deemed creditworthy by the Fund's investment
     adviser.

     In general, over-the-counter put options differ from exchange traded put options in the following respects. Over-the-counter put options are two party contracts with price and terms negotiated between buyer and seller, and such options are endorsed and/or guaranteed by third parties (such as a
     New York Stock Exchange member). Additionally, over-the-counter strike prices are adjusted to reflect dividend payments, initial strike prices are
     generally set at market, and option premiums (which are all time premiums)
     are amortized on a straight line basis over the life of the option. In contrast, exchange traded options are third-party contracts with standardized strike prices and expiration dates and are purchased from the
     Clearing Corporation. Strike prices are not adjusted for dividends, and options are marked to market, thereby obviating the need to amortize the time premium. Exchange traded options have a continuous liquid market while over-the-counter options do not.


     FINANCIAL FUTURES CONTRACTS

     A futures contract is a firm commitment by two parties: the seller who agrees to make delivery of the specific type of security called for in the
     contract ("going short") and the buyer who agrees to take delivery of the security ("going long") at a certain time in the future.

     In the fixed income securities market, price generally moves inversely to interest rates. Thus, a rise in rates generally means a drop in price. Conversely, a drop in rates generally means a rise in price. In order to
     hedge its holdings of fixed income securities against a rise in market interest rates, the Fund could enter into contracts to deliver securities
     at a predetermined price (i.e., "go short") to protect itself against the possibility that the prices of its fixed income securities may decline during the Fund 's anticipated holding period. The Fund would "go long"
     (agree to purchase securities in the future at a predetermined price) to hedge against a decline in market interest rates.

     PUT OPTIONS ON FINANCIAL FUTURES CONTRACTS

     Unlike entering directly into a futures contract, which requires the purchaser to buy a financial instrument on a set date at a specified price,
     the purchase of a put option on a futures contract entitles (but does not obligate) its purchaser to decide on or before a future date whether to assume a short position at the specified price.

     PURCHASING PUT OPTIONS ON FUND SECURITIES

         The Fund would have the ability to purchase put options on portfolio securities to protect against price movements in particular securities in its portfolio. A put option would give the Fund, in return for a premium, the right to sell the underlying security to the writer (seller) at a specified price during the term of the option.


     The Fund would have the ability to purchase put options on futures contracts to protect portfolio securities against decreases in value resulting from an anticipated increase in market interest rates.
Generally,
     if the hedged portfolio securities decrease in value during the term of an option, the related futures contracts will also decrease in value and the option will increase in value. In such an event, the Fund would normally close out its option by selling an identical option. If the hedge is successful, the proceeds received by the Fund upon the sale of the second
     option would be large enough to offset both the premium paid by the Fund for the original option plus the decrease in value of the hedged securities.

     Alternatively, the Fund may exercise its put option. To do so, it would simultaneously enter into a futures contract of the type underlying the option (for a price less than the strike price of the option) and exercise the option. The Fund would then deliver the futures contract in return for payment of the strike price. If the Fund neither closes out nor exercises an option, the option will expire on the date provided in the option contract, and the premium paid for the contract will be lost.

     For the immediate future, the Fund would enter into futures contracts directly only when it desired to exercise a financial futures put option in
     its portfolio rather than either closing out


     the option or allowing it to expire. The Fund would only purchase puts on financial futures contracts which are traded on a nationally recognized exchange.

     WRITING COVERED CALL OPTIONS ON PORTFOLIO SECURITIES. The Fund would have the ability to write call options on all or any portion of its portfolio in an effort to generate income for the Fund. As writer of a call option, the
     Fund would have the obligation upon exercise of the option during the option period to deliver the underlying security upon payment of the exercise price.

     The Fund would write call options on securities either held in its portfolio or which it has the right to obtain without payment of further
     consideration or for which it has segregated cash in the amount of any additional consideration. The call options which the Fund would have the
     ability to write and sell must be listed on a recognized options exchange.
     Although the Fund would reserve the right to write covered call options on its entire portfolio, it would not write such options on more than 25% of its total assets unless a higher limit is authorized by the Directors.
The
     Fund would have the ability to attempt to hedge the portfolio by entering into financial futures contracts and to write calls on financial futures contracts.

     CALL OPTIONS ON FINANCIAL FUTURES CONTRACTS

     In addition to purchasing put options on futures, the Fund would have the ability to write listed call options on futures contracts to hedge its portfolio against an increase in market interest rates. If the Fund were to
     write a call option on a futures contract, it would be undertaking the obligation of assuming a short futures position (selling a futures contract) at the fixed strike price at any time during the life of the option if the option is exercised. As market interest rates rise, causing
     the prices of futures to go down, the Fund's obligation under a call option on a future (to sell a futures contract) would cost less to fulfill, causing the value of the Fund's call option position to increase.

     In other words, as the underlying futures price goes down below the strike price, the buyer of the option has no reason to exercise the call, so that the Fund would keep the premium received for the option. This premium can offset the drop in value of the Fund's fixed income portfolio which is occurring as interest rates rise.

     Prior to the expiration of a call written by the Fund, or exercise of it by the buyer, the Fund would have the ability to close out the option by buying an identical option. If the hedge is successful, the cost of the
     second option would be less than the premium received by the Fund for the initial option. The net premium income of the Fund would then offset the decrease in value of the hedged securities.

     The Fund does not intend to maintain open positions in futures contracts it has sold or call options it has written on futures contracts if, in the aggregate, the value of the open positions (marked to market) would exceed the current market value of its securities portfolio plus or minus the unrealized gain or loss on those open positions, adjusted for the correlation of volatility between the hedged securities and the futures
     contracts. If this limitation were to be exceeded at any time, the Fund would take prompt action to close out a sufficient number of open contracts to bring its open futures and options positions within this limitation.


     "MARGIN" IN FUTURES TRANSACTIONS

     Unlike the purchase or sale of a security, the Fund would not pay or receive money upon the purchase or sale of a futures contract. Rather, the
     Fund would be required to deposit an amount of "initial margin" in cash or
     U.S. Treasury bills with its custodian (or the broker, if legally permitted). The nature of initial margin in futures transactions is different from that of margin in securities transactions in that futures
     contract initial margin does not involve the borrowing of funds by the Fund to finance the transactions. Initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to
     the Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied.

     A futures contract held by the Fund would be valued daily at the official settlement price of the exchange on which it is traded. Each day the Fund would pay or receive cash, called "variation margin," equal to the daily change in value of the futures contract. This process is known as "marking to market." Variation margin does not represent a borrowing or loan by the
     Fund but is instead settlement between the Fund and the broker of the amount one would owe the other if the futures contract were to expire.
In
     computing its daily net asset value, the Fund would mark-to-market its open futures positions.

     The Fund would also be required to deposit and maintain margin when it writes call options on futures contracts.

     RISKS. If the Fund were to write a call option, the Fund would risk not participating in any rise in the value of the underlying security. In addition, if the Fund were to purchase puts on financial futures contracts
     to protect against declines in prices of portfolio securities, there would be a risk that the prices of the securities subject to the futures contracts may not correlate perfectly with the prices of the securities in
     the Fund's portfolio of investments. This may cause the futures contract and its corresponding put to react differently than the portfolio securities to market changes. In addition, the Fund's investment adviser
     could be incorrect in its expectations about the direction or extent of market factors such as interest rate movements. In such an event, the Fund may lose the purchase price of the put option. Finally, it is not certain that a secondary market for options will exist at all times. Although the
     Fund's investment adviser will consider liquidity before entering into option transactions, there is no assurance that a liquid secondary market
     on an exchange will exist for any particular option or at any particular time. The Fund's ability to establish and close out option positions depends on this secondary market.

                      DERIVATIVE CONTRACTS AND SECURITIES

         As a result of Shareholder approval of Proposal 1, the Fund would have the ability to invest in certain derivative securities. To the extent that the Fund would invest in securities that could be characterized as derivatives, such as asset-backed securities and mortgage-backed securities, including ARMs, CMOs, and REMICs, it would only do so in a manner consistent with its investment objectives, policies and limitations as authorized by Shareholder approval of
Proposal 1.


     The term "derivative" has traditionally been applied to certain contracts
(including, futures, forward, option and swap contracts) that "derive" their value from changes in the value of an underlying security, currency, commodity or index. Certain types of securities that incorporate the performance characteristics of these contracts are also referred to as "derivatives." The term has also been applied to securities "derived" from the cash flows from underlying securities, mortgages or other obligations.

     Derivative contracts and securities can be used to reduce or increase the volatility of an investment portfolio's total performance. While the response of certain derivative contracts and securities to market changes may differ from traditional investments, such as put and call options, stock and bonds, derivatives do not necessarily present greater market risks than traditional investments. The Fund would only use derivative contracts for the purposes disclosed in the applicable sections above.

                             INVESTMENT LIMITATIONS

     The following are currently fundamental investment limitations of the Fund
(i.e., they cannot be changed without the approval of the Fund's shareholders):

           the Fund will not invest in securities issued by any other investment company or investment trust except in regular open-market transactions or as part of a plan or merger or consolidation. The Fund will not invest in securities of a company for the purpose of exercising control or management;

       the Fund will not invest more than 5% of the value of its total assets in securities of issuers which have records of less than three years of continuous operation; and

       the Fund will not invest more than 5% of its assets in warrants, including those acquired in units or attached to other securities.
For
       purposes of this investment restriction, warrants acquired by the Fund in units or attached to securities may be deemed to be without value.

     These investment limitations, which were established as fundamental investment limitations when the Fund was incorporated in 1934, are no longer required by the Securities and Exchange Commission to be fundamental.

     At a meeting on April 2, 1996, the Directors approved, and recommend to
Shareholders the approval of Proposal 1, which entails changing the above-referenced investment limitations of the Fund to non-fundamental investment limitations (i.e., investment limitations that may be changed without
Shareholder approval). Only Director approval would be required to change these investment limitations, and Shareholders would be notified before any material change becomes effective.

     Although Shareholder approval of Proposal 1 would have the effect of making the above-referenced investment limitations non-fundamental, Shareholder approval of Proposal 1 would not authorize any current revisions to these limitations.


                                    SUMMARY

     If approved, Proposal 1 will result in changing all of the Fund's fundamental investment policies and certain of the Fund's fundamental investment limitations to non-fundamental investment policies and limitations.

     The ability of the Directors to make future revisions to the Fund's investment policies and certain of the Fund's limitations would eliminate the need to hold Shareholder meetings (but not the need for Shareholder notification) to effect changes in the Fund's investment policies or limitations whenever the Directors believe that such changes would enhance the Fund's ability to pursue its investment objectives. This flexibility would enable the
Fund to remain competitive in a changing market environment and should decrease the Fund's expenses.

     Shareholder approval of Proposal 1 would also authorize the Fund to:

       invest in bankers' acceptances;

       invest in time and savings deposits;

       invest in taxable municipal securities;

       invest in asset-backed and mortgage-backed securities;

       invest in zero coupon bonds;

       invest more than 5% of its assets in non-ADR foreign securities; and

       invest up to, but not including, 35% of its assets in below investment grade bonds.

     The Directors believe that these revisions to the Fund's investment policies will enhance the Fund's ability to diversify its portfolio holdings while attempting to give the bond portion of the Fund a higher total return, and minimize the market volatility of the Fund's portfolio relative to bond indices.
Because significantly different asset classes are not as likely to go up and down in price together, the Directors believe that these changes should result in the Fund's net asset value, on average, being somewhat less volatile than the new individual component asset classes that would comprise the Fund's portfolio.

     The Fund's ability to invest in non-ADR foreign securities will also give the Fund the ability to weight its assets in domestic and foreign markets as conditions dictate. The Fund will also be able to invest in put and call options on its portfolio securities and on financial futures contracts to hedge against interest rate risk.

     The Directors believe that the additional diversification provided by these types of investments, the anticipated effect that these revisions will have on the Fund's total return and overall performance, and the ability to make sector calls outweigh the additional credit and currency risks that these changes entail.

                       BOARD OF DIRECTORS' RECOMMENDATION

     Based on their consideration, analysis and evaluation of the above factors and other information deemed by them to be relevant to Proposal 1, the Directors
(including the Directors who are not



 "interested persons" as defined in the Investment Company Act of 1940) have concluded that it would be in the best interests of the Fund and its Shareholders to approve Proposal 1. Approval requires the affirmative vote of:
(a) 67% or more of the shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy; or (b) more than 50% of the outstanding shares of the Fund, whichever is less.


     In the event the Fund's Shareholders fail to approve Proposal 1, the Fund will continue to operate under the present investment policies and limitations.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE CHANGING THE
FUND'S
FUNDAMENTAL INVESTMENT POLICIES AND CERTAIN OF THE FUND'S FUNDAMENTAL
INVESTMENT
     LIMITATIONS TO NON-FUNDAMENTAL INVESTMENT POLICIES AND NON-FUNDAMENTAL
          INVESTMENT LIMITATIONS AS DESCRIBED IN THE PROXY STATEMENT.

                            ------------------------

                               SERVICE PROVIDERS

     Federated Services Company is the Fund's administrator (the
"Administrator"). The Administrator is a subsidiary of Federated Investors, and is located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 1522-3779.

     Federated Management is the Fund's investment adviser. Federated Management is also a subsidiary of Federated Investors, and has the same address as the
Administrator.
     Federated Securities Corp. is the Fund's principal distributor.
Federated
Securities Corp. is a subsidiary of Federated Investors, and also has the same address as the Administrator.

                             ADDITIONAL INFORMATION

     The Fund is not required, and does not intend, to hold annual meetings of shareholders. Shareholders wishing to submit proposals for consideration for inclusion in a proxy statement for the next meeting of shareholders should send their written proposals to Federated Stock and Bond Fund, Inc., Federated Investors Tower, Pittsburgh, PA 15222-3779, so that they are received within a reasonable time before any such meeting.

     No business other than the matters described above is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment or postponement of the Meeting, the persons named on the enclosed proxy card will vote on such matters according to their best judgment in the interests of the Fund.

PROXIES, QUORUM AND VOTING AT THE MEETING

     Any person giving a proxy has the power to revoke it any time prior to its exercise by executing a superseding proxy or by submitting a written notice of revocation to the Secretary of the Fund. In addition, although mere attendance at the Meeting will not revoke a proxy, a shareholder present at the Meeting may withdraw his or her proxy and vote in person. All properly executed and unrevoked proxies received in time for the Meeting will be voted in accordance with the instructions contained in the proxies. If no instruction is given, the persons named as proxies will vote the shares represented thereby in favor of the matters set forth in the attached Notice.

     In the event that, at the time any session of the Meeting is called to order, a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting (with respect to all or some of the proposals) to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares affected by the adjournment represented at the
Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote
FOR all such proposals in favor of such an adjournment, and will vote those proxies required to be voted AGAINST any such proposal against any adjournment.
A shareholder vote may be taken on one or more of the proposals in this Proxy
Statement prior to any such adjournment if sufficient votes have been received for approval. Under the Articles of Incorporation of the Fund, a quorum is constituted by the presence in person or by proxy of the holders of a majority of the issued and outstanding shares of the Fund entitled to vote at the Meeting.

         Shares of the Fund (including shares which abstain or do not vote with respect to any of the proposals presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting.


     Abstentions from voting will be treated as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to a proposal, but will not be counted as a vote in favor of that proposal. Accordingly, an abstention from voting has the same effect as a vote against a proposal.

      SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

                            -----------------------------

Cusip 313911109
G01407-04 (7/96)






FEDERATED STOCK AND BOND FUND, INC.- SPECIAL MEETING OF SHAREHOLDERS-AUGUST 26, 1996




KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of FEDERATED STOCK AND BOND FUND, INC. hereby appoint Patricia F. Conner, Stephen R. Newcamp, Melissa A. Moore, Jody L. Petras, and Daniel J. Damico, or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all Shares of FEDERATED STOCK AND BOND FUND, INC., which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on August 26, 1996, at Federated Investors Tower, Pittsburgh, Pennsylvania, at 2:00 p.m. (Eastern time), and at any adjournment thereof.


Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. IF NO CHOICE IS INDICATED AS TO ANY ITEM, THIS PROXY WILL BE VOTED AFFIRMATIVELY ON THAT MATTER. The approval of each proposal is not contingent on the approval of any other matter.



PLEASE RETURN BOTTOM PORTION WITH YOUR VOTE IN THE ENCLOSED ENVELOPE AND RETAIN THE TOP PORTION.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS     X

FEDERATED STOCK AND BOND FUND, INC.

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY


Vote on Proposal
FOR   AGN   ABS



1. TO APPROVE OR DISAPPROVE CHANGING THE FUND'S FUNDAMENTAL INVESTMENT POLICIES AND CERTAIN OF THE FUND'S FUNDAMENTAL INVESTMENT LIMITATIONS TO NON-FUNDAMENTAL INVESTMENT POLICIES AND NON-FUNDAMENTAL INVESTMENT LIMITATIONS AS DESCRIBED IN THE PROXY STATEMENT; AND

2.  OTHER BUSINESS.


Please sign EXACTLY as your name(s) appear above. When signing as attorney, executor, administrator, guardian, trustee, custodian, etc., please give your full title as such. If a corporation or partnership, please sign the full name by an authorized officer or partner. If stock is owned jointly, all parties should sign.



Signature      Signature (joint owners)      Date